Contacts:             Media: James Mahoney         Investor: Thomas R. Rice
                             (617) 346-5472                  (617) 346-0148


                          FLEET FINANCIAL GROUP REPORTS
                     SECOND QUARTER EARNINGS OF $278 MILLION

          Boston, Massachusetts, July 17, 1996: Fleet Financial Group, Inc. (FLT-NYSE) today reported net income of $278 million for the second quarter of 1996, or $0.96 per common share, an increase of 9% compared with $254 million, or $0.91 per common share, earned in the second quarter of 1995. Return on average assets and return on average common equity for the second quarter of 1996 were 1.32% and 17.20%, respectively, up from 1.22% and 16.79%, respectively, for the second quarter of 1995. Earnings for the first six months of 1996 were $542 million, or $1.89 per common share an increase of 13% compared to $480 million, or $1.73 per common share, for the first six months of 1995.

          Terrence Murray, Fleet's president and chief executive officer expressed his satisfaction with the performance in the second quarter, "Fleet's earnings power continues to build momentum as the tangible results of our acquisition strategy become apparent. Significant accomplishments in the quarter included the acquisition of NatWest on May 1, the consolidation of 169 branches in connection with the Shawmut acquisition, and the signing of a definitive agreement to sell Fleet Finance. These actions have created a more focused and efficient organization, well positioned to serve our customers, communities, and shareholders."

          Fleet's chief financial officer, Eugene M. McQuade, noted that the Company's earnings momentum was enhanced by fundamental factors in addition to cost savings. "Net interest margin rose to 4.76%, an improvement of 76 basis points since the fourth quarter of 1995. This margin expansion and the net increase of $15 billion in assets from the NatWest acquisition have made an important contribution to our ongoing earnings outlook."

          Mr. Murray further commented on the continuing progress in integrating the acquisitions. "Significant steps were taken this quarter toward fully integrating Shawmut. We are gaining an expertise that will be leveraged into the NatWest consolidation. NatWest's results were right on our expectations and we continue to be excited by the prospects for this franchise."

INCOME STATEMENT

          Net interest income totaled $863 million during the second quarter of 1996, an increase of $131 million from the first quarter of 1996. The increase in net interest income is attributable to the acquisition of NatWest partially offset by the loss of revenue from the branch divestitures in connection with the Shawmut acquisition.

          The Corporation reported a net interest margin of 4.76%, an increase of 33 basis points over the 4.43% recorded in the first quarter of 1996. This increase reflects the more favorable mix of earning assets and advantaged liabilities as a result of the NatWest acquisition, which added higher-yielding loans and lower-cost core deposits, coupled with the ongoing impact of the balance sheet restructuring undertaken during the first quarter of this year.

          The provision for credit losses was $48 million, compared to $35 million in the prior quarter and $28 million for the second quarter of 1995. Net charge-offs for both the second quarter of 1996 and 1995 amounted to $76 million despite the addition of $17 million of net charge-offs from NatWest. Nonperforming assets increased by $192 million in the second quarter to $745 million with NatWest accounting for $165 million of the increase. The reserve for loan losses was $1.6 billion at June 30, 1996 or 2.7% of loans compared to $1.3 billion at March 31, 1996.

          Noninterest income in the second quarter totaled $549 million, up $73 million from the second quarter of 1995 which included a $25 million gain on interest rate contracts to manage prepayment risk at Fleet Mortgage. This increase in noninterest income is attributable to $46 million from NatWest and $32 million of gains relating to branch divestitures as a result of the Shawmut merger. Revenues of $26 million at Fleet Private Equity, the Corporation's venture capital business, were comparable with the first quarter as the value of their investments has continued to strengthen. Investment services revenue increased by $15 million year over year, or 19%, due to a strong equity market, which resulted in an increase in the overall value of managed assets. Student loan servicing revenue increased $7 million, or 47%, due to increases in the volume of loans serviced as a result of the extension of our direct loan servicing contracts with the government.

          Noninterest expense in the second quarter of 1996 totaled $885 million, including $131 million related to NatWest, compared to the $797 million during the second quarter of 1995. Excluding the incremental impact of NatWest, noninterest expense declined $43 million from the year earlier, primarily the result of lower compensation costs.

          Total assets at June 30, 1996 were $87.7 billion, while total loans and leases were $59.1 billion at the same date, a net increase of $15.6 billion and $11.5 billion, respectively, from March 31, 1996 and attributable to the acquisition of NatWest. Stockholders' equity amounted to $7.13 billion at June 30, 1996, and $6.84 billion at March 31, 1996, an increase of $283 million, primarily attributable to the issuance of $175 million of preferred stock in conjunction with the NatWest acquisition. Common equity to assets of 6.98% and tangible common equity to assets of 5.06% were stronger than originally forecast at the time of the NatWest acquisition.

                                    FLEET FINANCIAL GROUP
                                     FINANCIAL HIGHLIGHTS

- ---------------------------------------                                         -----------------------
          THREE MONTHS ENDED                                                       SIX MONTHS ENDED
- ---------------------------------------                                         -----------------------

- ------------- -------------  ----------                                         ----------- -----------
 June 30,      March 31,    June 30,                                           June 30,        June 30,
    1996          1996         1995                                              1996            1995
- -------------  ------------  ----------                                         ----------- -----------
                                        FOR THE PERIOD ($ IN MILLIONS)

     $278          $264         $254    Net Income                                  $542         $480

      863           732          777    Net Interest income (a)                    1,595        1,546

       48            35           28    Provision for credit losses                   84           48


                                        PER COMMON SHARE

     $0.96         $0.94        $0.91   Fully diluted earnings per share           $1.89        $1.73

     43.50         40.50        37.13   Market value (period-end)                  43.50        37.13

      0.43          0.43         0.40   Cash dividends declared                     0.86         0.80

     23.25         22.90        23.96   Book value (period-end)                    23.25        23.96


                                        AT QUARTER END ($ IN MILLIONS)

   $87,728       $72,123      $87,168  Assets                                    $87,728      $87,168

    59,093        47,559       52,325  Loans and leases                           59,093       52,325

   68,145         50,121       55,715  Deposits                                   68,145       55,715

    7,127          6,844        6,632  Total stockholders' equity                  7,127        6,632


                                        OPERATING RATIOS

     1.32%         1.41%        1.22%  Return on average assets                     1.36%       1.18%

    17.20         16.96        16.79   Return on common equity                     17.09        16.47

    17.08         17.08        16.69   Return on realized common equity (b)        17.08        16.11

     4.76          4.43         4.15   Net interest margin                          4.60         4.21

     8.12          9.49         7.61   Total equity/assets (period-end)             8.12         7.61

      7.0           9.2          8.2   Tier  1   risk-based   capital   ratio        7.0         8.2
                                        (Estimated)

     10.9          13.0         12.0   Total    risk-based    capital   ratio       10.9        12.0
                                        (Estimated)


                                        ASSET QUALITY ($ IN MILLIONS)

     $745          $553         $773    Nonperforming assets                        $745        $773

                                        Nonperforming  assets as a % of loans,
     1.26%         1.16%        1.47%    leases, and OREO                           1.26%       1.47%

     0.85          0.77         0.89    Nonperforming  assets  as a % of total      0.85        0.89
                                         assets

     1.17          1.05         1.30    Nonperforming   loans  to   period-end      1.17        1.30
                                         loans

     2.70          2.71         2.85    Reserve    for   credit    losses   to      2.70        2.85
                                         period-end loans

     0.54          0.49         0.60    Net Chargeoffs/Average Loans                0.51        0.54


                                        RESERVE   FOR  CREDIT   LOSSES  ($  IN
                                        MILLIONS)

   $1,287        $1,321       $1,525    Beginning reserve for credit losses       $1,321      $1,496

       48            35           28    Provision for credit losses                   84          48

     (107)          (83)        (108)   Gross charge-offs                           (190)       (192)

       32            23           32    Recoveries                                    55          56

      337            (9)          15    Acquisitions/Other                           327          84

    1,597         1,287        1,492    Ending reserve for credit losses           1,597       1,492



                                        (a) Fully taxable equivalent.

                                        (b) Excludes average unrealized gains/
                                            losses on securities available for sale.




                                    FLEET FINANCIAL GROUP
                                CONSOLIDATED INCOME STATEMENTS
                                       ($ IN THOUSANDS)

- --------------------------------------                                             ----------------------
       THREE MONTHS ENDED                                                           SIX MONTHS ENDED
- --------------------------------------                                             ----------------------

- ------------- ------------ -----------                                             ---------- -----------
  June 30,     March 31,   June 30,                                                June 30,   June 30,
    1996         1996         1995                                                   1996        1995
- ------------- ------------ -----------                                             ---------- -----------

$1,484,923   $1,345,047   $1,551,845  Interest Income (FTE)                        $2,829,970 $3,012,563
   621,797      613,241      774,902   Interest expense                             1,235,038  1,466,450
- ------------- ------------ ----------- ------------------------------------------- ---------- -----------
   863,126      731,806      776,943   Net Interest Income (FTE)                    1,594,932  1,546,113
- ------------- ------------ ----------- ------------------------------------------- ---------- -----------
    48,276       35,265       27,632   Provision for credit losses                     83,541     47,796
- ------------- ------------ ----------- ------------------------------------------- ---------- -----------
   814,850      696,541      749,311   Net interest income after provision for      1,511,391  1,498,317
                                       credit losses
- ------------- ------------ ----------- ------------------------------------------- ---------- -----------
                                       Noninterest income:
   146,129      119,290      124,846   Service charges, fees, and commissions         265,420    247,059
   133,229      123,717      139,765   Mortgage banking                               256,946    242,502
    93,489       87,252       78,437   Investment services revenue                    180,741    157,026
    22,411       22,038       15,273   Student loan servicing fees                     44,449     30,083
    20,097       17,648        4,321   Securities available for sale gains             37,746      4,885
    31,750       59,885            0   Branch divestiture gains                        91,635          0
   101,991       89,791      112,823   Other                                          191,781    198,323
- ------------- ------------ ----------- ------------------------------------------- ---------- -----------
   549,096      519,621      475,465            Total noninterest income            1,068,718    879,878
- ------------- ------------ ----------- ------------------------------------------- ---------- -----------
                                       Noninterest expense:
   410,503      347,804      364,791   Employee compensation and benefits             758,308    725,614
    75,298       61,017       60,979   Occupancy                                      136,315    123,831
    68,164       56,662       51,349   Equipment                                      124,827    101,446
    48,084       41,360       46,463   Mortgage servicing rights amortization          89,443     70,300
    30,474       25,333       25,987   Intangible asset amortization                   55,807     47,603
    23,510       21,885       21,503   Marketing                                       45,395     42,154
     2,078        2,110       29,372   FDIC assessment                                  4,187     58,003
         0            0       13,588   Merger related charges                               0     50,488
   227,013      202,172      183,199   Other                                          429,185    343,893
- ------------- ------------ ----------- ------------------------------------------- ---------- -----------
   885,124      758,343      797,231           Total noninterest expense            1,643,467  1,563,332
- ------------- ------------ ----------- ------------------------------------------- ---------- -----------
   478,822      457,819      427,545   Income before income taxes                     936,642    814,863
     8,585        7,681       13,408   Tax-equivalent adjustment                       16,266     26,397
   192,510      186,336      160,114   Applicable income taxes                        378,847    308,450
- ------------- ------------ ----------- ------------------------------------------- ---------- -----------
   277,727      263,802      254,023   Net income                                     541,529    480,016
============= ============ =========== =========================================== ========== ===========
  $258,413     $251,264     $244,325   Net income applicable to common shares        $509,677   $461,886
============= ============ =========== =========================================== ========== ===========




                                    FLEET FINANCIAL GROUP
                                 CONSOLIDATED BALANCE SHEETS
                                       ($ IN MILLIONS)

                                                       ----------    ------------   -----------
                                                       June 30,       March 31,     June 30,
                                                         1996           1996           1995
                                                       ----------    ------------   -----------
ASSETS:
Cash and cash equivalents                                $7,048        $5,113         $5,263
Securities                                               11,415        10,091         20,644
Loans and lease financing                                59,093        47,559         52,325
Reserve for credit losses                                (1,597)       (1,287)        (1,492)
Mortgages held for resale                                 1,860         2,398          1,578
Mortgage servicing rights                                 1,543         1,406          1,228
Premises and equipment                                    1,296           974          1,024
Other intangibles                                         1,773         1,071          1,163
Other assets                                              5,297         4,798          5,435
- ------------------------------------------------------ ---------- -- ------------ - -----------
Total assets                                            $87,728       $72,123        $87,168
====================================================== ========== == ============ = ===========

LIABILITIES:
Deposits:
    Demand                                              $17,527       $10,485        $11,075
    Regular savings, NOW, money market                   28,801        21,783         23,319
    Time                                                 21,817        17,853         21,321
- ------------------------------------------------------ ---------- -- ------------ - -----------
     Total deposits                                      68,145        50,121         55,715
- ------------------------------------------------------ ---------- -- ------------ - -----------
Federal funds purchased and repurchase agreements         2,756         3,810         10,186
Other short-term borrowings                               1,881         3,363          6,321
Accured expenses and other liabilities                    2,516         1,985          1,586
Long-term debt                                            5,303         6,000          6,728
- ------------------------------------------------------ ---------- -- ------------ - -----------
Total liabilities                                        80,601        65,279         80,536
- ------------------------------------------------------ ---------- -- ------------ - -----------

STOCKHOLDERS' EQUITY:
Preferred stock                                           1,003           824            682
Common stock                                              6,124         6,020          5,950
- ------------------------------------------------------ ---------- -- ------------ - -----------
Total stockholders' equity                                7,127         6,844          6,632
- ------------------------------------------------------ ---------- -- ------------ - -----------
Total liabilities and stockholders' equity              $87,728       $72,123        $87,168
====================================================== ========== == ============ = ===========



                                      FLEET FINANCIAL GROUP
                               CONSOLIDATED AVERAGE BALANCE SHEETS
                                         ($ IN MILLIONS)

                                          -----------------------------------------------------------------
                                                                 THREE MONTHS ENDED
                                          -----------------------------------------------------------------

                                          --------------------    -------------------   -------------------
                                             June 30, 1996          March 31, 1996        June 30, 1995
                                          --------------------    -------------------   -------------------

                                          ---------    -------    --------    -------   ---------   -------
                                          Average       Rate      Average      Rate     Average      Rate
                                          Balance                 Balance               Balance
                                          ---------    -------    --------    -------   ---------   -------
ASSETS:
Money market instruments                    $1,428       5.12%       $699      5.11%     $1,093      6.32%
Securities                                  11,481       6.32      12,130      6.24      21,517      6.22
Loans and leases                            55,935       8.58      49,497      8.61      51,052      9.21
Mortgages held for resale                    2,190       7.79       2,085      7.48       1,086      8.85
Other earning assets                         1,758      10.97       1,790     10.70         ---       ---
Foreclosed   property  and   repossessed        56        ---          60       ---         103       ---
equipment
- ----------------------------------------- --------- -- ------- -- -------- -- ------- - --------- - -------
  Total interest-earning assets             72,848       8.18%     66,261      8.15%     74,851      8.29%
- ----------------------------------------- --------- -- ------- -- -------- -- ------- - --------- - -------
Reserve for credit losses                   (1,510)       ---      (1,318)      ---      (1,515)      ---
Other assets                                13,442        ---      10,083       ---      10,105       ---
========================================= ========= == ======= == ======== == ======= = ========= = =======
Total assets                               $84,780        ---     $75,026       ---     $83,441       ---
========================================= ========= == ======= == ======== == ======= = ========= = =======

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Savings                                  $26,494       2.25%    $22,097      2.45%    $22,899      2.59%
  Time                                      20,920       5.43      19,152      5.62      20,006      5.69
- ----------------------------------------- --------- -- ------- -- -------- -- ------- - --------- - -------
    Total interest-bearing deposits         47,414       3.65      41,249      3.92      42,905      4.04
- ----------------------------------------- --------- -- ------- -- -------- -- ------- - --------- - -------
Short-term borrowings                        6,941       5.10       8,059      5.30      15,045      5.90
Long-term debt                               5,871       7.10       6,080      6.92       6,682      7.29
========================================= ========= == ======= == ======== == ======= = ========= = =======
    Total interest-bearing liabilities     $60,226       4.15%    $55,388      4.45%    $64,632      4.81%
========================================= ========= == ======= == ======== == ======= = ========= = =======

Net interest spread                            ---       4.03%        ---      3.70%       ---       3.48%
========================================= ========= == ======= == ======== == ======= = ========= = =======

Demand deposits and other noninterest-     $15,218        ---     $11,180       ---     $10,623       ---
  bearing time deposits
Other liabilities                            2,296        ---       1,916       ---       1,667       ---
- ----------------------------------------- --------- -- ------- -- -------- -- ------- - --------- - -------
Total liabilities                           77,740        ---      68,484       ---      76,922       ---
- ----------------------------------------- --------- -- ------- -- -------- -- ------- - --------- - -------
Stockholders' equity                         7,040        ---       6,542       ---       6,519       ---
- ----------------------------------------- --------- -- ------- -- -------- -- ------- - --------- - -------
Total liabilities and stockholders' equity $84,780        ---     $75,026       ---     $83,441       ---
========================================= ========= == ======= == ======== == ======= = ========= = =======

Net interest margin                                      4.76%                 4.43%                 4.15%
========================================= ========= == ======= == ======== == ======= = ========= = =======




                                      FLEET FINANCIAL GROUP
                               CONSOLIDATED AVERAGE BALANCE SHEETS
                                         ($ IN MILLIONS)

                                               ------------------------------------------------------------
                                                                    SIX MONTHS ENDED
                                               ------------------------------------------------------------

                                               -----------------------------    ---------------------------
                                                      June 30, 1996                   June 30, 1995
                                               -----------------------------    ---------------------------

                                               ---------------   -----------    -----------     -----------
                                                  Average                       Average
                                                  Balance           Rate         Balance           Rate
                                               ---------------   -----------    -----------     -----------
ASSETS:
Money market instruments                           $1,064            5.11%         $1,064           6.25%
Securities                                         11,805            6.27          21,643           6.22
Loans and leases                                   52,716            8.60          49,935           9.13
Mortgages held for resale                           2,138            7.64             827           8.74
Other earning assets                                1,774           10.83             ---            ---
Foreclosed property and repossessed equipment          58             ---             107            ---
- ---------------------------------------------- --------------- - ----------- -- ----------- --- -----------
   Total interest-earning assets                   69,555            8.17%         73,576           8.22%
- ---------------------------------------------- --------------- - ----------- -- ----------- --- -----------
Reserve for credit losses                          (1,414)            ---          (1,520)           ---
Other assets                                       11,762             ---           9,771            ---
- ---------------------------------------------- --------------- - ----------- -- ----------- --- -----------
Total assets                                      $79,903             ---         $81,827            ---
============================================== =============== = =========== == =========== === ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
LIABILITIES:
Deposits:
   Savings                                        $24,296            2.34%         23,126           2.53%
   Time                                            20,035            5.52          19,410           5.53
- ---------------------------------------------- --------------- - ----------- -- ----------- --- -----------
     Total interest-bearing deposits               44,331            3.78          42,536           3.90
- ---------------------------------------------- --------------- - ----------- -- ----------- --- -----------
Short-term borrowings                               7,500            5.21          14,114           5.82
Long-term debt                                      5,976            7.01           6,498           7.33
- ---------------------------------------------- --------------- - ----------- -- ----------- --- -----------
   Total interest-bearing liabilities             $57,807            4.30%         63,148           4.68%
============================================== =============== = =========== == =========== === ===========

Net interest spread                                   ---            3.87%            ---           3.54%
============================================== =============== = =========== == =========== === ===========

Demand deposits and other noninterest-
  bearing time deposits                            13,199             ---          10,766            ---
Other liabilities                                   2,106             ---           1,593            ---
- ---------------------------------------------- --------------- - ----------- -- ----------- --- -----------
Total liabilities                                  73,112             ---          75,507            ---
- ---------------------------------------------- --------------- - ----------- -- ----------- --- -----------
Stockholders' equity                                6,791             ---           6,320            ---
- ---------------------------------------------- --------------- - ----------- -- ----------- --- -----------
Total liabilities and stockholders' equity        $79,903             ---         $81,827            ---
============================================== =============== = =========== == =========== === ===========

Net interest margin                                                  4.60%                          4.21%
============================================== =============== = =========== == =========== === ===========

